UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 4, 2023
Kaltura, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40644	20-8128326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Broadway
3rd Floor
New York, New York 10003
(Address of Principal Executive Offices) (Zip Code)

(646) 290-5445
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KLTR	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	(1)
(1) Attached to the Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 3, 2023, the Board of Directors of Kaltura, Inc. (the “Company”) approved a re-organization plan (the “Plan”) that includes, among other things, downsizing approximately 11% of the Company’s current workforce and adapting the Company's organizational structure, roles, and responsibilities accordingly. The total cost reduction from the downsizing on an annualized basis is expected to be approximately $16 million. The Plan is focused on realigning the Company’s operations to further increase efficiency and productivity, in reaction to the current macro-economic climate. The Plan's main objectives are to position the Company for lower demand, spend, and available budgets across the Company's market segments, align the Company's business strategy in light of these market conditions and support the Company’s growth initiatives and return path to profitability. In connection with the Plan, the Company expects to incur pre-tax charges of approximately $1 million, primarily for severance and related costs, all of which are expected to be expensed in the first quarter of 2023. All of these charges are expected to result in cash expenditures. The Plan is expected to be substantially completed in the first half of 2023.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding the total cost reduction on an annualized basis expected to result from the Plan, the amount and timing of pre-tax charges the Company expects to incur in connection with the Plan, the timing of completion of the Plan and the Company’s expectations with respect to the Plan’s ability to address the economic climate and market conditions, and its expected results, impact or success. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this Current Report on Form 8-K. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the Company’s ability to successfully assess the worsening economic climate and its direct and indirect impact on the Company and its business; the duration and depth of the current instability of the global economy; the Company’s ability to successfully execute or achieve the benefits of the Plan; additional unexpected costs and charges related to the Plan; and the other risks under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”), as updated in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 and as such factors may be updated from time to time in the Company’s other filings with the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALTURA, INC.

Date: January 4, 2023	By:	/s/ Yaron Garmazi

	Name:	Yaron Garmazi
	Title:	Chief Financial Officer